SCHEDULE OF SERIES PORTFOLIOS OF SPDR® INDEX SHARES FUNDS

Dated: June 4, 2014

Fund
SPDR® STOXX® Europe 50 ETF
SPDR EURO STOXX 50® ETF
SPDR Dow Jones International Real Estate ETF
SPDR S&P® Global Infrastructure ETF
SPDR MSCI ACWI ex-US ETF
SPDR Russell/Nomura PRIME™ Japan ETF
SPDR Russell/Nomura Small Cap™ Japan ETF
SPDR S&P Russia ETF
SPDR S&P China ETF
SPDR S&P Emerging Asia Pacific ETF
SPDR S&P Emerging Markets ETF
SPDR S&P Emerging Europe ETF
SPDR S&P Emerging Latin America ETF
SPDR S&P Emerging Middle East & Africa ETF
SPDR S&P World ex-US ETF
SPDR S&P International Small Cap ETF
SPDR S&P BRIC 40 ETF
SPDR S&P International Dividend ETF
SPDR S&P International Mid Cap ETF
SPDR S&P Emerging Markets Small Cap ETF
SPDR Dow Jones Global Real Estate ETF
SPDR S&P Global Natural Resources ETF
SPDR S&P International Consumer Discretionary Sector ETF
SPDR S&P International Consumer Staples Sector ETF
SPDR S&P International Energy Sector ETF
SPDR S&P International Financial Sector ETF
SPDR S&P International Health Care Sector ETF
SPDR S&P International Industrial Sector ETF
SPDR S&P International Materials Sector ETF
SPDR S&P International Technology Sector ETF
SPDR S&P International Telecommunications Sector ETF
SPDR S&P International Utilities Sector ETF
SPDR S&P Emerging Markets Dividend ETF
SPDR S&P Small Cap Emerging Asia Pacific ETF
SPDR MSCI ACWI IMI ETF

Fund
SPDR MSCI EM 50 ETF
SPDR S&P Global Dividend ETF
SPDR MSCI Beyond BRIC ETF
SPDR EURO STOXX Small Cap ETF
SPDR S&P Asia Pacific ETF*
SPDR S&P Europe ETF*
SPDR S&P Emerging Africa ETF*
SPDR S&P Emerging South East Asia ETF*
SPDR S&P Emerging GCC-Middle East ETF*
SPDR S&P Ireland ETF*
SPDR S&P Brazil ETF*
SPDR S&P India ETF*
SPDR S&P Small Cap Emerging Europe ETF*
SPDR S&P Small Cap Emerging Latin America ETF*
SPDR S&P Small Cap Emerging Middle East & Africa ETF*
SPDR STOXX Europe Small Cap 200 ETF*

*	The Fund is registered but not operational